Exhibit 10.5

Shenzhen

Labor

Contract

(for full-time employment)

Name:

Prepared by Shenzhen Labor and Social Security Bureau

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Party A (employer) Party	Party B (employee):

Name: Shenzhen Shengshi Elevator Co., Ltd. Name:	Gender:

Address: Dalang Street, Longhua New District,	ID Number:

Shenzhen,Yingtai Road No. 12

Contacts:	ID card address:

Contact number:	Contact number:

According to the “Labor Law of the People’s Republic of China” (hereinafter referred to as “Labor Law”), “Labor Contract Law of the People’s Republic of China” (hereinafter referred to as “Labor Contract Law”) and other relevant laws and regulations, both parties shall follow the lawful, fair and equal voluntary The principle of consensus, honesty and credit, sign this contract and abide by the terms listed in this contract.

First, the contract period

(1) Both Party A and Party B agree to determine the term of this labor contract in the first way below.

1.  There is a fixed period: ______________________

2.  no fixed period: ______________________

3.  The deadline for completing certain tasks: ______________________

(2) The probation period is 3 months(The probationary period is included in the term of the labor contract. If the probation period needs to be extended, it shall be implemented in accordance with relevant laws and regulations).

Second, the work content and work location

(1) Party B’s work contents (posts or types of work)_____, Party B agrees and guarantees that the tasks shall be completed on time, according to quality and quantity according to the duties (jobs) or job descriptions, job plans or task indicators determined by Party A.

Party B fully understands and agrees: Party A has the right to adjust the work performed by Party B according to the business or work needs, Party B’s physical condition, work ability and performance, the results of the assessment and Party A’s work adjustment system. The main methods are: promotion or reduction of duties, scheduling to new departments or regional work, participation in major projects, projects or major business activities, and on-the-job training. Party A informs Party B in written notice, and Party B does not file a written objection. In order to recognize the change of work, increase or decrease the position or change the position of the job, Party B’s salary and wages shall be implemented in accordance with the provisions of the Labor Contract Law. Party B shall report to the change department within three days from the date of receipt of Party A’s notice of change, otherwise it shall be processed as completed.

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If there is a major change in the objective situation such as market or business operation, Party A must adjust the business strategy, reset the organizational structure and staffing, and when the job (post) is cancelled or the staffing is reduced, Party A and Party B can negotiate to change the labor contract. Or cancel the “Labor Contract.”

(2) Working place of Party B: Dalang Street, Longhua New District,Shenzhen,Yingtai Road No. 12

Party B has in-depth understanding of the geographical distribution of Party A, its affiliates, affiliates and cooperative companies when entering the company and signing this labor contract. Party B voluntarily accepts the changes made by Party A to Party B’s work location according to the needs of the work, including but not limited to : The location of Shenzhen and Party A’s branches, affiliates and partner companies.

Party B agrees that Party A shall arrange for Party B to engage in temporary or temporary work or other job positions (locations) outside the place of work agreed upon in the labor contract according to the needs of the work, but during the temporary adjustment period, Party B’s position (job) The total salary is not lower than the original level, and the welfare standard is determined according to the welfare standards of the company and department where the adjustment work is conducted.

Third, working hours and rest days

Party A shall implement standard working hours in accordance with Articles 36, 37 and 38 of the Labor Law of the People’s Republic of China, ie 8 hours a day (no more than 8 hours) and 40 hours per week (no more than 40 hours) , at least one day off every week. If Party A needs to extend working hours due to production and operation, it shall be implemented in accordance with Article 41 of the Labor Law. Party B shall enjoy legal holidays, annual leave, marriage leave, maternity leave, bereavement leave and other holidays. Party B’s other rest and vacation arrangements are implemented in accordance with the Labor Law and related systems and regulations.

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The working time is the time required for Party B to complete the duties of the post (job). Party B shall complete the tasks within the scope of duties within the specified time. Party A does not arrange for Party B to work overtime, but Party B does not work for non-working hours in order to better perform its duties without being declared and approved to work overtime. Party A is not considered to work overtime. Party A does not need to pay any overtime or allowance. (Supplement) stickers, there is no need to give a compensatory time off. Party A shall arrange for Party B to work overtime, and may arrange for a supplementary break. If the compensatory time limit cannot be arranged within the specified time, the overtime pay will be calculated. The overtime pay shall be calculated according to the basic salary standard of Party B’s normal working hours, and the proportion of the calculation shall be implemented in accordance with relevant state regulations. If Party B pays in terms of performance (such as the commission award), Party A does not need to pay any overtime pay or arrange for compensatory time off for Party B.

Party A shall determine Party B’s working hour system according to the industry characteristics and job title (job position) of Party B’s work. Party B belongs to:

☐ Management/Professional Technology/Marketing Personnel:    ☐   Targeting the completion of job responsibility system;    ☐  Targeting the completion of design/engineering/marketing tasks;    ☐   Ordinary employees

Fourth, labor compensation

(1)  Both parties agree to determine the labor remuneration of Party B by the “Employee Labor Remuneration Confirmation Form” confirmed and signed by both parties.

(2)  Party A shall issue the labor remuneration of Party B for the previous month on the 20th of each month.

(3) Party B’s overtime pay, holiday pay and wages under special circumstances shall be implemented in accordance with the relevant laws and regulations.

(4) Other agreements between Party A and Party B on labor compensation shall be implemented in accordance with the relevant compensation system of the company.

Fifth, Social insurance and welfare benefits

(1) Party A shall handle social insurance procedures for Party B according to law, and the payment base of social insurance shall be implemented in accordance with government regulations.

Party B shall submit to Party A the documents and relevant materials necessary for the formal employment procedures prescribed by the government labor management department.

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If Party B fails to deliver the above materials to Party A, Party A may not participate in social insurance for Party B. Party B shall bear all the liabilities caused by this, and the late payment of social security payment and the relevant economic penalties of the government labor management department shall be borne by Party B.If Party B does not have a Shenzhen account, it has purchased the new rural cooperative social insurance in the rural area before entering the job, and Party B has applied in writing to Party A not to purchase social insurance, and promised to bear all the liabilities arising therefrom. Party A may no longer be Party B. Purchase social insurance (except for work-related injuries and medical insurance), except for those that are mandatory for purchase due to government or policy reasons.

(2) If Party B is sick or not injured by work, Party A shall give Party B the medical treatment and medical treatment according to the relevant provisions of the state, the province and the city.

(3) If Party B suffers from occupational diseases or injuries due to work, Party A shall comply with the relevant laws and regulations such as the Law of the People’s Republic of China on the Prevention and Control of Occupational Diseases and the Regulations on Industrial Injury Insurance.

Sixth. Labor protection, working conditions and occupational hazard protection

(1) Party A shall provide labor work sites and necessary labor-related protective articles in accordance with national safety standards, in accordance with national, provincial and municipal labor protection regulations, and effectively protect Party B’s safety and health in production.

(2) Party A shall do a good job in the special labor protection of female employees in accordance with the relevant provisions of the state, the province and the city.

(3)  Party B has the right to refuse Party A’s illegal command and force the risky operation; Party B has the right to request correction or report to the relevant department for Party A’s actions that endanger life safety and physical health.

Seventh, rules and regulations

(1) Party A shall inform Party B of the rules and regulations formulated by Party A according to law.

(2)  Party B shall abide by the relevant laws and regulations of the State, the province and the municipality, and the rules and regulations formulated by Party A according to law, complete the tasks on time, improve vocational skills, and abide by safe operating procedures and professional ethics.

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(3)  Party B shall keep the business secrets of Party A. If Party B violates the “Non-Disclosure Agreement” attached to the labor contract, Party A shall have the right to deal with it according to the agreement.

(4)  Party B consciously abides by the relevant provisions of the state, provincial and municipal family planning.

Eighth, contract changes

Party A and Party B may change the contract by consensus. The change contract should be in writing. Each party to the revised contract text shall hold one copy.

Ninth. Dissolution and termination of the contract

(1) Both parties may agree to terminate the contract by consensus.

(2) Party B shall terminate the labor contract within three days before the trial period, and terminate the labor contract after 30 days in advance, and notify Party A in writing in writing of the “Resignation Application” 30 days after Party A approves the “Resignation Application”. Can be removed from the formalities. If Party B leaves the post and causes losses to Party A, Party A will pursue the responsibility through legal channels.

(3) If Party A has one of the following circumstances, Party B may notify Party A to terminate the labor contract:

1.  Failure to provide labor protection or working conditions in accordance with the labor contract;

2.  Failure to pay labor remuneration in full and on time;

3.  Failure to pay social insurance premiums to Party B according to law;

4.  Party A’s rules and regulations violate the provisions of laws and regulations and damage Party B’s rights and interests;

5.  Party A uses the means of fraud, coercion or arbitrage to cause Party B to enter into or change this contract in violation of the true meaning, resulting in invalid labor contract;

6.  The law and administrative regulations stipulate that Party B can terminate other circumstances of the labor contract.

(4) If Party A forces Party B to labor by means of violence, threats or illegal restrictions on personal freedom, or Party A violates the rules and forces the risky operation to endanger the personal safety of Party B, Party B may immediately terminate the labor contract without prior notice to Party A.

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(5) If Party B has one of the following circumstances, Party A may terminate the labor contract, and the circumstances are serious, causing major economic losses or reputation losses to the company. Party A reserves the right to demand compensation and resort to the law.

1.   It is proved that it does not meet the conditions of employment during the trial period;

2.   Party B pulls out the gang to make a living, seriously damages the company’s reputation and interests, and seriously violates Party A’s rules and regulations;

3. serious dereliction of duty, malpractice, corruption and bribery, causing significant damage to Party A;

4.  If Party B establishes a labor relationship with other employers at the same time and has serious influence on the completion of the work tasks of the unit, or if it is submitted by Party A, it shall refuse to make corrections;

5.  Party B shall use the means of fraud, coercion or arbitrage to cause Party A to enter into or change this contract in violation of the true meaning, resulting in invalidation of the labor contract;

6.  If the criminal responsibility is investigated according to law, or Party B fails to disclose to Party A the fact that there are hidden dangers such as formal detention due to illegal acts, etc.;

7.  Party B provides false documents or materials, or fabricates fraudulent acts such as untrue work experience;

8.  Reporting, missing reports, unauthorized modification, and interception of company technical data and related materials, causing serious losses to the company.

(6) In any of the following circumstances, the employer may terminate the labor contract after notifying the employee himself in writing or paying the employee one month’s salary 30 days in advance:

1. If a worker is sick or not injured by work, he or she cannot perform the original work after the prescribed medical period expires, nor can he engage in work that is otherwise arranged by the employer;

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2.  Laborers are not qualified for work. After training or adjusting their jobs, they are still not qualified for work;

3.   The objective situation on which the labor contract was based was significantly changed, resulting in the inability to perform the labor contract. After the employer negotiated with the laborer, it was unable to reach an agreement on changing the content of the labor contract.

(7) In one of the following forms, Party A needs to lay off more than 20 personnel or reduce less than 20 people but account for more than 50% of the total number of employees of Party

A. Party A shall explain the situation to all employees 30 days in advance. After listening to the opinions of the trade unions or employees, the plan for the reduction of personnel can be reported to the labor administrative department, and the personnel can be reduced:

1.  Reorganization in accordance with the provisions of the Enterprise Bankruptcy Law;

2.  Serious difficulties in production and operation;

3.  The enterprise has changed its production, major technological innovations or adjustments to its business methods. After changing the labor contract, it is still necessary to reduce the number of personnel;

4.  Other major changes in the objective economic situation on which the labor contract was based were made, resulting in the inability to perform the labor contract.

(8) In any of the following circumstances, the labor contract is terminated:

1.  The expiration of the labor contract;

2.  Party B begins to enjoy basic pension insurance benefits according to law;

3.  Party B dies or is declared dead or declared missing by the people’s court;

4.  Party A is declared bankrupt according to law;

5.  Party A is revoked business license, ordered to close, revoked or Party A decides to dissolve in advance;

6.  Other circumstances as stipulated by laws and administrative regulations.

Tenth. Contract cancellation and termination procedures

After the expiration of this contract, if the service period for the special training agreement signed between Party B and Party A has not expired, Party A and Party B shall negotiate the renewal of the labor contract 30 days in advance. If the agreement is reached, Party A and Party B shall renew the labor contract. If Party B requests to terminate the labor contract or Party B automatically resigns or resigns in violation of the service period, Party B shall pay Party A liquidated damages. The amount of liquidated damages shall be the training expenses that Party B shall not share in the service period.

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When Party B promises to leave the company, it will complete the work handover procedures (including written documents, articles, documents, electronic documents, owed (penalties), etc.), retired all the loans and Party A’s property, and signed the resignation and resignation form. Party A agrees that the authenticity and integrity of the work shall be subject to permanent legal responsibility. Party B shall have the right to refuse to issue the documents for the termination or termination of the labor contract and the transfer or withdrawal of social insurance, and to settle the wages and economic compensation before the completion of the resignation formalities. (if any) and other matters, and Party B’s procrastination behavior shall be investigated for the legal responsibility of Party B.

☐ Party B is a senior management, financial controller or an auditor. When leaving office, he/she should be subject to resignation. Party B agrees and accepts Party A’s suspension of settlement of remuneration during the audit.

Eleventh. Dispute Resolution

If a labor dispute arises between Party A and Party B, it shall be settled through consultation. If the negotiation fails, it may seek resolution from the unit trade union or apply to the labor dispute mediation committee of the unit for mediation; or directly apply to the labor dispute arbitration committee for arbitration. If there is no objection to the arbitral award, both parties must perform; if they are dissatisfied with the arbitral award, they may file a suit in the people’s court where the unit is located.

Twelfth. Other matters that the parties believe need to be agreed upon:

1.   In the case of Party B paying normal labor, Party A shall pay Party B’s salary standard no less than the local minimum wage. The specific salary standard shall be implemented in accordance with the relevant system of Party A’s salary distribution according to the position and work of Party B;

2.   Party B agrees that Party A shall cooperate with Party A to adjust its work and duties according to the operational needs, and adjust Party B’s work location (including other countries, cities and regions) and posts in a business trip or short-term manner. Party B agrees to travel from time to time or to the designated area of Party A for the performance of its duties.If necessary, Party B shall cooperate with Party A to make changes to the labor contract.

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3. All information collected and/or reported by Party B during the period of service of the Company for the purpose of completing the assigned work or tasks and all inventions created are owned by the company, and employees shall not claim or exercise any personal rights to such intellectual property rights. right. All other information, business information, trade secrets and research and development achievements of the company belong to the company’s property. They may not be disclosed or prejudiced in any form without the written permission of the company. The above-mentioned related information and materials, research and development achievements and other company property shall not be taken away from the company, and it is not allowed to be removed or not transferred to the company by illegal means.

4. Party B prohibits persuasion to leave the company. After leaving the company, Party B shall not induce other employees of Party A to know the company’s trade secrets to leave their posts. Otherwise, Party B shall compensate Party A for all losses suffered by Party A.

5.    Any notice sent by Party A to the household registration address or residence address confirmed in the “Employee Registration Application Form” is deemed to be delivered to the person and has legal effect, regardless of whether Party B receives it.If the information such as the household registration address or residence address of Party B changes, Party B shall inform Party A in writing on the 3rd day from the date of the change, otherwise Party B shall be responsible for all consequences.

6.    The terms and contents of this contract shall be complied with in accordance with the rules and regulations formulated by Party A and disclosed to Party B; Party A has the right to adjust and amend the rules and regulations from time to time according to the needs and to pass the company announcement according to law. The column shall be posted and announced in the form of mail; Party B shall receive the above revised version according to the notice of the personnel department and sign and confirm, and obtain the current version of the rules and regulations; unless there is evidence to the contrary, Party B confirms that all current rules and regulations of Party A are known and agrees. Obey, and must not be excused for ignorance.

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7.   If Party B terminates the labor contract in any case, it shall be responsible for the handover of the work. Party B shall hand over the work in accordance with the procedures prescribed by Party A, and Party B shall immediately return to Party A all equipment, work results and all that are kept or controlled by Party A. Relevant materials, records and memos, documents, keys and other belongings belonging to Party A.If Party B fails to unilaterally terminate the labor contract and causes Party A to suffer losses, Party A will pursue its responsibility according to law and will resort to the law if necessary. If Party B leaves the company without going through the above procedures, Party A has the right to suspend payment to Party B. Wages and economic compensation (if any), and have the right to require Party B to compensate for the actual losses or even resort to the law, and investigate Party B’s civil and criminal responsibilities according to law.

8.   Party B has learned and been aware of the company’s relevant institutional processes, the “Employee Handbook”, the confidentiality agreement, and any other agreements between the company and its employees as parties to the agreement, as well as other supplementary rules, regulations, notices, notices, meetings announced by Party A. Resolutions, etc.If there is a violation, it will be handled in accordance with the relevant regulations. If the circumstances are serious, Party A has the right to terminate the labor relationship with Party B, and there is no need to provide any supplement or compensation. Party A reserves the right to pursue Party B’s civil tort liability or other criminal liability.

9.   Work report, work plan, work summary as part of the performance appraisal. If the work report, work plan, work summary is incomplete or there are major omissions, it is deemed that there is no effective work and the requirements specified by Party A are not met. Competent performance.

10.  Party B agrees not to join the company’s competitors within 2 years after being employed by the company and after the termination of the labor contract, and will not directly or indirectly be in any way (including but not limited to owners, shareholders, partners, employees) , the identity of a director, supervisor, agent or consultant) engages in any business that competes with the services provided by the company or its affiliates and the products produced or represented. According to the applicable laws and regulations of China, Party B will receive the compensation given by the company in fulfilling its responsibilities under the non-compete agreement, and the compensation will be paid monthly according to the two years after the termination or termination of the employment contract; however, the company has the right to It is discretionary to shorten or cancel the employee’s non-compete requirements, so that the above compensation is not required to be paid to Party B when the employment relationship is lifted.

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11.   Party B is responsible for the personal information filled in the “Employee Registration Form” at the time of employment and the authenticity and validity of the personal data provided to Party A’s personnel management department in the future.Party B agrees that if there is any concealment or misrepresentation, Party A has the right to terminate the labor contract without paying any financial compensation.

12.   If Party B intentionally discloses company information, trade secrets, technical secrets or possession of duties, Party A has the right to terminate the labor contract and does not have to pay any economic compensation to Party B. If Party B’s actions cause losses to Party A, Party A has the right to Party B shall pursue civil liability and/or criminal liability and require Party B to compensate for all losses.

13.   Without the written approval of Party A’s personnel management department, Party B shall be absent from work for more than one working day, Party A shall issue a written warning to Party B, Party B shall be absent for more than three working days in a row or within one month, or the completion of the year shall be completed. For 6 days, Party B shall be deemed to have seriously violated the company’s rules and regulations. Party A has the right to terminate the contract without paying any compensation fees from Party B.

14.   Party B agrees that the three aspects of work attitude, work ability and job performance are the necessary conditions for job qualification. Any failure to meet the requirements set by Party A is an incompetent performance. If Party B is not qualified for the job, Party A has the right to train or adjust the position. If Party B is still unable to perform the job, or Party B refuses to reasonably adjust the position arranged by Party A, it is a serious violation of discipline. Party A has the right to notify 30 days in advance. The labor contract will be terminated and no financial compensation will be paid.

15.   Party B voluntarily and solemnly promises: no matter whether it is on-the-job or resignation, guarantee that it will never use any form or means to do anything that harms the interests of Party A (including subordinate enterprises), otherwise it will bear corresponding legal liabilities and compensate for economic losses.

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Thirteenth, other

(1) If the matters not covered in the contract or the terms of the contract conflict with the provisions of the current laws and regulations, it shall be implemented in accordance with the current laws and regulations.

(2) This contract shall become effective on the date of signature and seal of both parties, and shall be invalidated or not authorized by the written authority.

(3) This contract is made in two copies, one for each party.

(4) The annex to this contract includes: “Non-Disclosure Agreement”, etc., which also has legal effects.

Party A: (seal) Party B: (Signature)

Legal representative: (main person in charge)

Date:

According to Article 10 of the Labor Contract Law: a written labor contract shall be concluded when establishing a labor relationship. Article 16 of the Labor Contract Law stipulates that: the labor contract shall be agreed upon by the employer and the employee, and shall be signed or sealed by the employer and the employee on the text of the labor contract. The text of the labor contract is held by the employer and the laborer.

After holding the labor contract text, the employee signs:

Signing time:

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